                                                                    EXHIBIT 99.1

PROXY

                              GB FOODS CORPORATION
                          1200 NORTH HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GB FOODS CORPORATION. The undersigned hereby appoints William P. Foley II and Andrew F. Puzder, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of GB Foods Corporation held of record by the undersigned on July 31, 1998, at the Annual Meeting of Stockholders to be held on September 1, 1998 and any postponements or adjournments thereof.

    PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

1. Approval of Amended and Restated Agreement and Plan of Merger dated as of June 9, 1998, as amended, among GB Foods Corporation, Timber Lodge Steakhouse, Inc. and TLS Acquisition Corp., and the issuance thereunder of an indeterminate number of shares of the common stock of GB Foods Corporation, par value $0.08 per share, in accordance with such Agreement.

                        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

2. Approval of the issuance of 1,000,000 shares of common stock of GB Foods Corporation, par value $0.08 per share, to CKE Restaurants, Inc. in exchange for all of the capital stock of JB's Restaurants, Inc.

                        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3.  ELECTION OF DIRECTORS:            [ ]FOR all of the nominees          [ ]WITHHOLD AUTHORITY to vote
   (INSTRUCTION: To withhold          listed below (except as marked         for all nominees listed below
   authority to vote for any             to the contrary below)
   individual nominee strike a
   line through the nominee's name
   in the list below.)

WILLIAM P. FOLEY II           ANDREW F. PUZDER              T. ANTHONY GREGORY            BRUCE H. HAGLUND
C. THOMAS THOMPSON            FRANK P. WILLEY

4. Approval of the amendment to the GB Foods Corporation Non-Qualified Stock Option Plan to increase the options authorized to be granted by shares, and ratification of the prior grant of those options.

                        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

5. Approval of the GB Foods Corporation 1998 Stock Option Plan.

                        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

6. Approval of name change to Santa Barbara Restaurant Group, Inc.

                        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

    THIS PROXY FORM, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE FOR EACH PROPOSAL LISTED IN ITEMS 1, 2, 4, 5, AND 6 ABOVE, FOR THE NOMINEES LISTED IN ITEM 3 ABOVE, AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 7.

                       DO YOU PLAN TO ATTEND THE MEETING?
                                YES [ ]  NO [ ]

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature
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Signature if held jointly
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Dated:
------------------------------, 1998

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.